Exhibit 12.4

Offering Circular

5.0	Issuance Description

5.1	Issuance Agreement

5.1.1	Appropriate Authority:	Board of Directors of Distribucion y Servicio D&S S.A.

5.1.2	Date:
The registration of the trade bill line and the issuance of the negotiable instruments with charges to the same were authorized through an agreement by the Board of Directors of the Company which was reached at session number two hundred and three dated twenty seventh of august in the year two thousand and two, and confirmed by means of agreement reached by the Board of Directors of the Company adopted during session number two hundred and six, dated November thirteenth in the year two thousand and two.

5.1.3	Public Instrument of Statement:

The public instrument of statement required by numeral three dot one letter B dot six of section V of the General Regulation number thirty was issued dated sixteenth of October in the year two thousand and two, by means of public instruments issued dated twenty fifth of October in the year two thousand and two, and thirteenth of November in the year two thousand and two respectively, all at the Notary of Santiago of Mr. Jose Musalem Saffie.

5.2	General Specifications of the Issuance:

5.2.1	Maximum Amount of Issuance:	2.150.000 unidades de fomento (UFs)

5.2.1.1	Fixed Line:	Line.

5.2.1.2	Expiry Date of Line:	10 years as of the registration date of the line in the Registry of Securities.

5.2.2	Type of document:	Promissory Note.

5.2.3	Bearer/ To the order /Nominative:	To the bearer.

5.3	Specific Features of the Issuance:

5.3.1	Amount of Issuance to be Placed:	To be defined.

5.3.2	Series:	To be defined.

5.3.3	Currency:	Non indexed Pesos.

5.3.4	Amount of Negotiable Instrument:	To be defined.

5.3.5	Cuts:	To be defined.

5.3.6	Date of Expiry:	To be defined.

5.3.7	Indexed:	Not considered.

5.3.8	Interest Rate:	To be defined.

5.3.9	Date of Extraordinary Amortization:	Not considered.

5.4	Other Features of the Issuance:

5.4.1	Extraordinary Amortization:	Not considered.

5.4.2	Extension of Documents:	Not considered.

5.4.3	Specific Guarantees:	This issuance of negotiable instruments is carried out without specific guarantees.

5.4.3.1	Type of Guarantees:	Not applicable.

5.4.3.2	Approximate Value of Guarantees:	Not applicable.

5.4.4	Replacement of Exchange of Securities:

The misplacement, theft or robbery, loss, destruction or make a security unusable will be of exclusive risk of the holder, while D&S is released from any and all responsibility. The Company shall only have the obligation to supply a duplicate of the respective Security or coupon, in replacement of the original executed, if such is ordered by a final court judgment that has not been appealed, passed by an ordinary court which specifies the date and the number of the corresponding security, and prior to complying with procedures and established practices that are mentioned as follows:

a)	The misplacement, loss or partial or total destruction of a security, or to make a security unusable, will be the exclusive responsibility of its holder. He shall comply with the procedures set for such purpose in the ninth paragraph of section II of law number eighteen thousand ninety two about Drafts and Promissory Notes, and also, to carry out the following actions:

One)

To communicate in writing to the Paying Bank, to the Company, to the DCV and the Stock Exchange, about the misplacement, destruction, loss or making the corresponding security unusable, all of such with the purpose of preventing that such document be negotiated in any transaction.

Two)

To publish three notices in El Mercurio newspaper of Santiago. In the event such newspaper is suspended, the required publications of the mentioned notices must be made in the Diario Oficial newspaper, whereby such notices advise the public that a duplicate of the security will be issued once all legal procedures are complied with, and

Three)

To establish a guarantee in favor of and to the entire satisfaction of the Company, for a total amount expressed in Unidades de Fomento (UF) equal to the amount of the security whose duplicate has been requested, whose effective term is five years as of the expiration date of the replaced security;

b)	If a security is damaged, whereby its basic indications are not unusable nor destroyed, D&S could issue a duplicate, prior publication made in El Mercurio of Santiago newspaper by the interested party, or in the case such newspaper has been suspended such publication shall be made in El Diario Oficial, where the public shall be informed that the original security is annulled. In this case, the requesting party shall deliver to the Company the unusable security, prior to receiving a duplicate copy. D&S reserves the right to also demand for a guarantee to be established in favor of and to the entire satisfaction of the Company, for an amount expressed in Unidades de Fomento (UF) equal to the amount of the security whose duplicate copy has been requested, whose effective term is five years as of the date the replaced security expires;

c)	In all the cases that the preceding letters a) and b) make reference to, a record will be made in the duplicate security that all the corresponding procedures have been met;

d)	All the costs related to the procedures mentioned previously, including, in an unlimited manner, all the required publications, the fees for advisors that assisted those who required the replacement or exchange of the security, and the cost that implies the issuance of a replacing security, shall be charged to the requesting party.

5.5	Protection Rules for Holders:

5.5.1	Coefficient and/or Ratio limits:

This issuance imposes the following special restrictions on the company while the trade bill line that is part of this prospectus is in force.

Debt ratio less than one coma two times, defined as the ratio between current liabilities that accrues interests /net worth, measured and calculated quarterly based on the Consolidated Financial Statement, presented in the format and by the date mentioned for the uniform coded statistical card. A liability that accrues interest is defined according to the uniform coded statistical card, as the sum of accounts five dot twenty one dot ten dot ten, five dot twenty one dot ten dot twenty, five dot twenty one dot ten dot thirty, five dot twenty one dot ten dot forty, five dot twenty one dot ten dot fifty, five dot twenty two dot ten dot zero zero and five dot twenty two dot twenty dot zero zero. Net worth is defined as the sum of the Minority Interest — uniform coded statistical account card five dot twenty three dot zero zero dot zero zero plus the net worth — uniform coded statistical account card five dot twenty four dot zero zero dot zero zero;

Minimum coverage of financial expenses of three coma five times (operating results plus depreciation/financial expenses), measured and calculated quarterly for the period of four consecutive quarters prior to the calculation date, based on the Consolidated Financial Statements presented in the format and by the date mentioned in the uniform coded statistical card. Operating results corresponds, according to the uniform coded statistical card, to the account five dot thirty one dot eleven dot zero zero, depreciation to the account five dot fifty dot thirty dot zero five and financial expenses to the account five dot thirty one dot twelve dot sixty.

5.5.2	Liabilities, Limitations and Prohibitions:

The Company will treat equally all holders of promissory notes issued with charge to this bill trade line. Also, as the law allows it, the Company binds itself that in the following cases, each and all of holders of the promissory notes issued with charges to this trade bill line, will have at their discretion the authority, and not the obligation to demand for the advance payment of the capital of the promissory notes that they hold and the interests accrued to the date of payment, plus any other amount whose payment may correspond, as if it were a payment overdue:

a) Should D&S fall into default or a simple delay in the payment of capital or interests of any promissory note issued with charges to this trade bill line, and such is not corrected within thirty days as of the date such non compliance took place;

b) Should the Company fall into default for the payment of liabilities of monies, directly or indirectly, in favor of third parties, for a total accumulated amount greater than the equivalent to five percent of its total assets according to its last consolidated financial statement (line number five dot ten dot zero zero dot zero ze:ro of the Company’s uniform coded statistical card), and such is not corrected within thirty days as of the date such default takes place, however, with the understanding that the Company is not in default of a liability if the source, amount, opportunity or any other aspect of the same is in dispute or legally challenged by D&S, a condition that in any case, should be endorsed by the auditors;

c) The non compliance of any liability mentioned in the preceding item five dot five dot one, or if the Company or any of its affiliates shall fall into insolvency, as long as the previous conditions are not corrected within thirty days as of the date the Board of Directors of D&S has been made aware of the same;

d) If any statement made by the company in any of the instruments that are issued or subscribed as a result of information commitments that are taken in this instrument, were or turned out to be incomplete or maliciously false;

e) If any other D&S creditor collects legitimately from it the total amount of a credit whose cause is an operation of money credit, in virtue of having exercised the right to advance its expiration date due the Company’s default, due to a cause that is considered in the respective contract, however, with the exception of the cases where the amount of the money credit operation collected in advance does not exceed the equivalent to five percent of D&S’ total assets according to its last consolidated financial statements (line number five dot ten dot zero zero dot zero zero of the Company’s uniform coded statistic card), and, in any case, as long as the previous condition is not corrected within thirty days as of the date when the respective creditor notified D&S about its intent to exercise the right to collect in advance the respective amount owed; and

f) If the Company were disincorporated or liquidated, or if its duration period were reduced to a period that expires at a date prior to the expiration date of the last issuance of promissory notes issued with charges to this line of trade bill. The Company binds itself to notify the SVS about any and all constituent events of any of the previously mentioned events or conditions mentioned in the preceding item five dot five dot one and in letters a) to f) of item five dot five dot two, as soon as the event takes place or are aware of such taken place. In order to carry out the advance collection of promissory notes based on the causes mentioned previously, the holders of such instruments would be able to act individually or jointly, as the law allows it.

5.5.3	Maintenance, Substitution or Renewal of Assets:

The issuance does not impose special restrictions on the Company related to the maintenance, substitution or renewal of its assets.

5.5.4	Equal Treatment of Holders:

The Company will treat equally all holders of the promissory notes issued with charges to this trade bill line.

5.5.5	Complementary Control Right:

This issuance does not impose any special restrictions on the Company in reference to the complementary control right.

5.5.6	Effects of Mergers, Divisions or Others:

This issuance does not impose any special restriction on the Company in reference to the effects of mergers, divisions or any other form of corporate structuring. However, the following is provided for in the event any of the these take place:

a) Merger: In the event the Company merges with another company or with other corporations, whether it be by creation or incorporation, the absorbing company in such case, would take over each and all of the liabilities that this prospectus imposes on the issuer;

b) Division: If a division of D&S were to take place, all the corporations that would result from such division would be liable jointly and severally for all the liabilities that are mentioned in this prospectus as a result of the issuance of the trade bill, without detriment to the fact that among such an agreement could be reached whereby the payment commitment for the trade bill would be proportional to the net worth of the Company that is assigned to each one of them, or by any other ratio;

c) Conversion: If the issuer shall convert its legal entity, it is agreed that all liabilities as a result of this prospectus would be applicable to the converted corporation,without any exceptions at all;

d) Creation of affiliates: In the case: of affiliates being created, such would not have any effect whatsoever on liabilities that are part of this prospectus, except for those considerations which due to their own context are applicable. In any case, the creation of affiliates could influence the rights of the trade bill holders;

e) Disposal of Total Assets and Liabilities or basic Assets to related individuals: In this case, D&S will ensure that the operation is carried out in accordance to fair conditions similar to those, which usually prevail in the market. All stores and distribution centers are considered to be the Company’s essential assets.”.

6.0	USE OF FUNDS

The funds collected as a result of the issuance of the trade bill that this Prospectus makes reference to, will be assigned to the financing of the Company’s short term operations.

7.0	RISK RATING:

Feller Rate Clasificadora de Riesgo Limitada: AA-/Level 1+
Fitch Chile Clasificadora de Riesgo Limitada: F1+, which corresponds to the rating of Level 1 (N- l), which makes reference to article 88 of law 18.045

The financial statements used by both risk rating entities in order to apply their respective rating are to the month of June in the year two thousand and two.

8.0	DESCRIPTION OF SELLING SECURITIES:

8.2	Type of Sale:	Through intermediaries.

8.2.1	Selling Systems:	The selling is under the mode of best effort. Direct and auctions sales in the stock markets will be carried out.

8.2.2	Sellers:	Larraín Vial S.A. Broker.

8.2.3	Selling term:	10 years.

8.2.4	Relationship with Sellers:	Mr. Fernando Larraín Cruzat is the current director of Distribución y Servicio D&S S.A. corporation, and he is also a director of Larraín Vial S.A. corporation, the latter is owner of 99,99% of shares of Larraín Vial S.A. Broker, who is the selling agent of the Negotiable Instruments that this document makes reference to.

8.2.5	Selling Expenses:

8.2.6	Mnemonic Code:	To be defined.

9.0	INFORMATION TO THE HOLDERS OF NEGOTIABLE INSTRUMENTS

9.1	Place of Payment:	At the offices of Banco de Chile, located in Ahumada Street, number two hundred fifty one, first floor, Santiago.

9.2	Place where Financial Statements may be obtained:	The last annual Financial Statement audited and its respective reasoned analysis is available at D&S’ offices, at the Superintendence of Securities and Insurance, at the Company’s web site, www dot dys dot cl, and at the offices of underwriter agents located at El Bosque Norte Avenue number zero one seven seven, third floor, in the commune of Las Condes, Santiago.

9.3	Other information:	It does not take into account.

10.0	ADDITIONAL INFORMATION:

10.1	Certificate of Issuance Registration:	Pending

10.1.1	N of Registration :	Pending

10.1.2	Date:	Pending

STATEMENT

     In Santiago, Chile on the sixteenth of October in the year two thousand and two, in my presence, JOSE MUSALEM SAFFIE, principal Public Notary, of the Forty Eighth Notary of Santiago, exercising profession in this city, in Huerfanos Street number seven hundred seventy, third floor, in the commune of Santiago, appear Mr. NICOLÁS CIRILO IBAÑEZ SCOTT, Chilean, married, commercial engineer, whose national identification number is five million seven hundred thirty eight thousand one hundred and six dash six, as it will be authenticated, from DISTRIBUCIÓN Y SERVICIO D&S S.A., a corporation dedicated to the working of supermarkets, incorporated and duly established in accordance with the laws of Republic of Chile, whose tax identification number is ninety six million four hundred thirty nine thousand dash two, their address for this purpose being Eduardo Frei Montalva Avenue number eight thousand three hundred and one, in the commune of Quilicura, in the city of Santiago, hereafter also called “D&S”, who states that:

     FIRST: Antecedents. One) On the thirteenth of September in the year two thousand and two, D&S made a request before the Superintendence of Securities and Insurance from the Republic of Chile, hereafter called “SVS”, for the registration of a trade bill line in the Registry of Securities of the SVS, for a total amount of up to two million one hundred and fifty thousand unidades defomento for the whole aforesaid line, according to that which set out in the seventeenth section of law eighteen thousand forty five, a law of securities market, hereafter also called the “Law”. For the purpose of the previous and in compliance with that which set forth in the law and in the fifth section of general regulations number thirty of the SVS, hereafter also called “NCG Thirty”, together with the aforesaid registration request made by D&S before the SVS, the following antecedents: a) prospectus of registration request for the trade bill line, prepared in compliance with that which set out in annex number one of the fifth section of NCG Thirty, hereafter also called the “Prospect”, which consists of specifications of the trade bill line whose registry in the SVS Registry of Securities has been requested, and, b) additional antecedents to the mentioned request, consist of: i) a fax of securities to be used, ii) copies of the minutes of D&S’ Board of Directors session where the specifications of the issuance were agreed and where furthermore representatives that consist of the same were authorized to issue and register securities, certified by the general manager; iii) a certificate issued by the corresponding printer where all security standards to be used in the preparation of securities that will be issued are indicated; and, iv) a certificate issued by each of the two risk rating agencies that rated the trade bill line. Two) On the fourth of October in the year two thousand and two, the SVS promulgated the general regulation number one hundred and forty seven, hereafter also called the NCG One Hundred and Forty Seven, which amended the fifth section of the NCG Thirty in two points with the scope that consist of NCG One Hundred and Forty Seven. Three) On the occasion of the promulgation of NCG One Hundred and Forty Seven, NCG Thirty demands to this date, in its new paragraph letter b dot six of the numeral three dot one of the numeral three of the fifth section of the NCG Thirty, the presentation of a public instrument where the general manager of the issuing corporation or who ever the issuer appoints for such purpose, specially authorized for such purpose, establishes the specifications of the issuance, an instrument that should contain at least the antecedents mentioned in paragraph two, five and six of the respective issuance prospectus. Four) For the purpose of this instrument, every time any reference is made to the “Company” or to the “issuer” in this document, it shall be understood that such reference is made to “D&S”.

     SECOND: By virtue of that which established in numeral three of the preceding clause, D&S, represented as indicated in the appearance, comes to comply with that which is established in paragraph letter b dot six of numeral three dot one of numeral three of the fifth section of NGC Thirty, in its new text amended by numeral one dot three of the General Standard number one hundred and forty seven, for which, through this proceeding, states that the specifications of the issuance that the Prospectus makes reference to are, among others, the following; One. Identification of the Issuer. Paragraph two dot zero of the Prospectus is the following: “Two dot zero. IDENTIFICATION OF THE ISSUER. Two dot one. Name or Trade name: Distribucion y Servicio D&S S.A. Two dot one: Fantasy name: D&S. Two dot three: Tax identification number: ninety six million four hundred thirty nine thousand dash two. Two dot four: Registration in the Registry of Securities: Corporation registered under the number five hundred ninety three dated twenty second of October in the year nineteen hundred ninety six. Two dot five: Address: Presidente Eduardo Frei Montalva Avenue number eight thousand three hundred and one, Quilicura, Santiago. Two dot six: Telephone number: two zero zero five zero zero zero. Two dot seven: Fax number: two zero zero five one zero zero. Two dot eight: Electronic address: Web site address: www dot dys dot cl; Electronic mail address: info at dys dot cl”. Two. Description of Issuance. Paragraph five dot zero of Prospectus is the following: “Five dot zero. DESCRIPTION OF ISSUANCE. Five dot one: Issuance Agreement: Five dot one dot one: Appropriate Authority: Board of Directors of Distribucion y Servicio D&S S.A.. Five dot one dot two: Date: The registration of the trade bill line and the issuance of the trade bill with charges to the same were authorized through an agreement by the Board of Directors of the Company which was reached at session number two hundred and three dated twenty seventh of august in the year two thousand and two. Five dot two: General Specifications of the Issuance: Five dot two dot one: Maximum Amount of Issuance: two million one hundred and fifty thousand unidades de fomento. Five dot two dot one dot one: Fixed/Line: Line. Five dot two dot one dot two: Expiry date of line: ten years. Five dot two dot two: Type of Document: Promissory note. Five dot two dot three: Bearer/To the Order of/Registered: To the order of. Five dot three: Specific features of the Issuance: Five dot three dot one: Amount of Issuance to be Placed: To be defined. Five dot three dot two: Series: To be defined. Five dot three dot three: Currency: Non indexed pesos. Five dot three dot four. Amount of trade bill: To be defined. Five dot three dot five:Cutoff: To be defined. Five dot three dot six: Expiry date: To be defined. Five dot three dot seven: Indexed: Not considered: Five dot three dot eight: Interest rate: To be defined. Five dot three dot nine: Date of Extraordinary Amortization: Not considered. Five dot four: Other features of the Issuance: Five dot four dot one: Extraordinary Amortization: Not considered. Five dot four dot two: Extension of Documents: Not considered. Five dot four dot three. Specific guarantees: This issuance of trade bill is carried out without specific guarantees. Five dot four dot three dot one: Type of guarantees. Not Applicable. Five dot four dot three dot two: Approximate value of guarantees: Not applicable. Five dot four dot four: Replacement or exchange of Securities: The misplacement, theft or robbery, loss, destruction or make a security unusable will be of exclusive risk of the holder, while D&S is released from any and all responsibility. The Company shall only have the obligation to supply a duplicate of the respective Security or coupon, in replacement of the original executed, if such is ordered by a final court judgment that has not been appealed passed by an ordinary court which specifies the date and the number of the corresponding security, and prior to complying with procedures and established practices that are mentioned as follows: a) The misplacement, loss or partial or total destruction of a security, or to make a security unusable, will be the exclusive responsibility of its holder. He shall comply with the procedures set for such purpose in the ninth paragraph of section II of law number eighteen thousand ninety two about Drafts and Promissory Notes, and also, to carry out the following actions: One) To communicate in writing to the Paying Bank , to the Company, to the DCV and the Stock Exchange, about the misplacement, destruction, loss or making the corresponding security unusable, all of such with the purpose of preventing that such document be negotiated in any transaction. Two) To publish three notices in El Mercurio newspaper of Santiago. In the event such newspaper is suspended, the required publications of the mentioned notices must be made in the Diario Oficial newspaper, whereby such notices advise the public that a duplicate of the security will be issued once all legal procedures are complied with, and Three) To establish a guarantee in favor of and to the entire satisfaction of the Company ,for a total amount expressed in Unidades de Fomento (UF) equal to the amount of the security whose duplicate has been requested, whose effective term is five years as of the expiration date of the replaced security; b) If a security is damaged, whereby its basic indications are not unusable nor destroyed, D&S could issue a duplicate, prior publication made in El Mercurio of Santiago newspaper by the interested party, or in the case such newspaper has been suspended such publication shall be made in El Diario Oficial, where the public shall be informed that the original security is annulled. In this case, the requesting party shall deliver to the Company the unusable security, prior to receiving a duplicate copy. D&S reserves the right to also demand for a guarantee to be established in favor of and to the entire satisfaction of the Company, for an amount expressed in Unidades de Fomento (UF) equal to the amount of the security whose duplicate copy has been requested, whose effective term is five years as of the date the replaced security expires; In all the cases that the preceding letters a) and b) make reference to, a record will be made in the duplicate security that all the corresponding procedures have been met; d) All the costs related to the procedures mentioned previously, including, in an unlimited manner, all the required publications, the fees for advisors that assisted those who required the replacement or exchange of the security, and the cost that implies the issuance of a replacing security, shall be charged to the requesting party. Five dot five: Protection Rules for Holders: Five dot five dot one: Coefficient and/or Ratio limits: This issuance imposes the following special restrictions on the company while the trade bill line that is part of this prospectus is in force. Debt ratio less than one coma two times, defined as the ratio between current liabilities that accrues interests /net worth, measured and calculated quarterly based on the Consolidated Financial Statement, presented in the format and by the date mentioned for the uniform coded statistical card. A liability that accrues interest is defined according to the uniform coded statistical card, as the sum of accounts five dot twenty one dot ten dot ten, five dot twenty one dot ten dot twenty, five dot twenty one dot ten dot thirty, five dot twenty one dot ten dot forty, five dot twenty one dot ten dot fifty, five dot twenty two dot ten dot zero zero and five dot twenty two dot twenty dot zero zero. Net worth is defined as the sum of the Minority Interest -uniform coded statistical account card five dot twenty three dot zero zero dot zero zero plus the net worth - uniform coded statistical account card five dot twenty four dot zero zero dot zero zero; Minimum coverage of financial expenses of three coma five times (operating results plus depreciation/financial expenses), measured and calculated quarterly for the period of four consecutive quarters prior to the calculation date, based on the Consolidated Financial Statements presented in the format and by the date mentioned in the uniform coded statistical card. Operating results corresponds, according to the uniform coded statistical card, to the account five dot thirty one dot eleven dot zero zero, depreciation to the account five dot fifty dot thirty dot zero five and financial expenses to the account five dot thirty one dot twelve dot sixty. Five dot five dot two: Liabilities, Limitations and Prohibitions: the Company will treat equally all holders of promissory notes issued with charge to this bill trade line. Also, as the law allows it, the Company binds itself that in the following cases, each and all of holders of the promissory notes issued with charges to this trade bill line, will have at their discretion the authority, and not the obligation to demand for the advance payment of the capital of the promissory notes that they hold and the interests accrued to the date of payment, plus any other amount whose payment may correspond, as if it were a payment overdue: a) Should D&S fall into default or a simple delay in the payment of capital or interests of any promissory note issued with charges to this trade bill line, and such is not corrected within thirty days as of the date such non compliance took place; b) Should the Company fall into default for the payment of liabilities of monies, directly or indirectly, in favor of third parties, for a total accumulated amount greater than the equivalent to five percent of its total assets according to its last consolidated financial statement (line number five dot ten dot zero zero dot zero zero of the Company’s uniform coded statistical card), and such is not corrected within thirty days as of the date such default takes place, however, with the understanding that the Company is not in default of a liability if the source, amount, opportunity or any other aspect of the same is in dispute or legally challenged by D&S, a condition that in any case, should be endorsed by the auditors; c) The non compliance of any liability mentioned in the preceding item five dot five dot one, or if the Company or any of its affiliates shall fall into insolvency, as long as the previous conditions are not corrected within thirty days as of the date the Board of Directors of D&S has been made aware of the same; d) If any statement made by the company in any of the instruments that are issued or subscribed as a result of information commitments that are taken in this instrument, were or turned out to be incomplete or maliciously false; e) If any other D&S creditor collects legitimately from it the total amount of a credit whose cause is an operation of money credit, in virtue of having exercised the right to advance its expiration date due the Company’s default, due to a cause that is considered in the respective contract, however, with the exception of the cases where the amount of the money credit operation collected in advance does not exceed the equivalent to five percent of D&S’ total assets according to its last consolidated financial statements (line number five dot ten dot zero zero dot zero zero of the Company’s uniform coded statistic card)., and, in any case, as long as the previous condition is not corrected within thirty days as of the date when the respective creditor notified D&S about its intent to exercise the right to collect in advance the respective amount owed; and f) If the Company were disincorporated or liquidated, or if its duration period were reduced to a period that expires at a date prior to the expiration date of the last issuance of promissory notes issued with charges to this line of trade bill. The Company binds itself to notify the SVS about any and all constituent events of any of the previously mentioned events or conditions mentioned in the preceding item five dot five dot one and in letters a) a f) of item five dot five dot two, as soon as the event takes place or are aware of such taken place. In order to carry out the advance collection of promissory notes based on the causes mentioned previously, the holders of such instruments would be able to act individually or jointly, as the law allows it. Five dot five dot three: Maintenance, Substitution or Renewal of Assets: This issuance does not impose special restrictions on the Company related to the maintenance, substitution or renewal of its assets. Five dot five dot four: Equal treatment of holders: The Company will treat equally all holders of the promissory notes issued with charges to this trade bill line. Five dot five dot five: Complementary Control Right: This issuance does not impose any special restrictions on the Company in reference to the complementary control right. Five dot five dot six: Effects of Mergers, Divisions or Others: This issuance does not impose any special restriction on the Company in reference to the effects of mergers, divisions or any other form of corporate structuring. However, the following is provided for in the event any of the these take place: a) Merger: In the event the Company merges with another company or with other corporations, whether it be by creation or incorporation, the absorbing company in such case, would take over each and all of the liabilities that this prospectus imposes on the issuer; b) Division: If a division of D&S were to take place, all the corporations that would result from such division would be liable jointly and severally for all the liabilities that are mentioned in this prospectus as a result of the issuance of the trade bill, without detriment to the fact that among such an agreement could be reached whereby the payment commitment for the trade bill would be proportional to the net worth of the Company that is assigned to each one of them, or by any other ratio; c) Conversion: If the issuer shall convert its legal entity, it is agreed that all liabilities as a result of this prospectus would be applicable to the converted corporation, without any exceptions at all; d) Creation of affiliates: In the case of affiliates being created, such would not have any effect whatsoever on liabilities that are part of this prospectus, except for those considerations which due to their own context are applicable. In any case, the creation of affiliates could influence the rights of the trade bill holders; e) Disposal of Total Assets and Liabilities or basic Assets to related individuals: In this case, D&S will ensure that the operation is carried out in accordance to fair conditions similar to those, which usually prevail in the market. All stores and distribution centers are considered to be the Company’s essential assets.”. Three. Use of Funds. The following is the paragraph six dot zero of the Prospectus: “Six dot zero. USE OF FUNDS. The funds collected as a result of the issuance of the trade bill that this Prospectus makes reference to, will be assigned to the financing of the Company’s short term operations.”. Four. Information to the Holders of Trade Bill. The

following is the paragraph nine dot zero of the Prospectus: “Nine dot zero. INFORMATION TO THE HOLDERS OF TRADE BILL. Nine dot one: Place of Payment: At the offices of Banco de Chile, located in Ahumada Street, number two hundred fifty one, first floor, Santiago. Nine dot two: Place where Financial Statements may be obtained: The last annual Financial Statement audited and its respective reasoned analysis is available at D&S’ offices, at the Superintendence of Securities and Insurance, at the Company’s web site, www dot dys dot cl, and at the offices of underwriter agents located at El Bosque Norte Avenue number zero one seven seven, third floor, in the commune of Las Condes, Santiago. Nine dot three: Other information: It does not take into account      . “. RIGHT OF REPRESENTATEON. The right of representation of Mr. Nicolás Cirilo Ibañez Scott in order to represent Distribución y Servicio D&S S.A. , as a General Manager, is set forth in the extraordinary session of the Board of Directors number ninety one, celebrated on the twentieth of June in the year nineteen hundred ninety four, while the right of representation of the same in order to represent D&S before all the processes, arrangements and procedures related to issuance of promissory notes that are part of this Prospectus, is set forth in the public instrument issued by the Notary of Santiago Mr. Jose Musalem Saffie dated thirteen of September in the year two thousand and two, which is not inserted since it is known by the Notary that authorizes it. As a supporting document and prior to its reading the party hereto signs it. A copy is provided. Confirmed as authentic. (Signed).

By Power of Attorney, DISTRIBUCIÓN Y SERVICIO D&S S.A. (SIGNED)
Nicolás Cirilo Ibañez Scott
National Identification Number: (hand written)

AMENDMENT OF STATEMENT

     In Santiago, Chile, on the twenty fifth of October in the year two thousand and two, in my presence, MARTIN VASQUEZ CORDERO, substitute Public Notary for JOSÉ MUSALEM SAFFIE, principal Public Notary, of the Forty Eighth Notary of Santiago, whose address is Huérfanos Street number seven hundred seventy, third floor, according to decree number five hundred dash two thousand and two of the Presidency of the Court of Appeals dated fourth of October in the year two thousand and two, registered under the number eleven thousand one hundred and fifty six/ two thousand and two the eight of October of the same year, appear Mr. NICOLÁS CIRILO IBAÑEZ SCOTT, Chilean, married, commercial engineer, whose national identification number is five million seven hundred thirty eight thousand one hundred and six dash six, as it will be authenticated, from DISTRIBUCIÓN Y SERVICIO D&S S.A., a corporation dedicated to the working of supermarkets, incorporated and duly established in accordance with the laws of the Republic of Chile, whose tax identification number is ninety six million four hundred thirty nine thousand dash two, their address for this purpose being Eduardo Frei Montalva Avenue number eight thousand three hundred and one, in the commune of Quilicura, in the city of Santiago, hereafter also called “D&S”, who states that:

     FIRST: Antecedents. One) On the thirteenth of September in the year two thousand and two, D&S made a request before the Superintendence of Securities and Insurance from the Republic of Chile, hereafter called “SVS”, for the registration of a trade bill line in the Registry of Securities of the SVS, for a total amount of up to two million one hundred and fifty thousand unidades de fomento for the whole aforesaid line, according to that which set out in the seventeenth section of law eighteen thousand forty five, a law of securities market, hereafter also called the “Law”. For the purpose of the previous and in compliance with that which set forth in the law and in the fifth section of general regulations number thirty of the SVS, hereafter also called “NCG Thirty”, together with the aforesaid registration request made by D&S before the SVS, the following antecedents: a) prospectus of registration request for the trade bill line, prepared in compliance with that which set out in annex number one of the fifth section of NCG Thirty, hereafter also called the “Prospect”, which consists of specifications of the trade bill line whose registry in the SVS Registry of Securities has been requested, and, b) additional antecedents to the mentioned request, consist of: i) a fax of securities to be used, ii) copies of the minutes of D&S’ Board of Directors session where the specifications of the issuance were agreed and where furthermore representatives that consist of the same were authorized to issue and register securities, certified by the general manager; iii) a certificate issued by the corresponding printer where all security standards to be used in the preparation of securities that will be issued are indicated; and, iv) a certificate issued by each of the two risk rating agencies that rated the trade bill line. Two) On the fourth of October in the year two thousand and two, the SVS promulgated the general regulation number one hundred and forty seven, hereafter also called the NCG One Hundred and Forty Seven, which amended the fifth section of the NCG Thirty in the points with the scope that consist of NCG One Hundred and Forty Seven. Three) On the occasion of the promulgation of NCG One Hundred and Forty Seven, on the sixteenth of October in the year two thousand and two, at this same notary, Mr. Nicolás Ibañez Scott, as General Manager for D&S, issued a public instrument of statement of consent with numeral three dot one B dot six of the NCG Thirty, hereafter also called the “Statement”, where the features and specifications of the issuance of the trade bill line to be issued by D&S which is outlined in numeral one of this clause are specified.

     SECOND: Amendment of Statement. By means of this instrument, and as a result of the complementary actions and certain amendments made to the Prospectus, the Statement is amended in the following articles: One) In numeral two of the second article of the Statement after the text which says “Five dot one dot two: Date: The registration of the trade bill line and the issuance of the negotiable instruments with charges to the same was authorized by means of an agreement of the Company’s Board of Directors adopted at session number two hundred and three dated twenty seventh of August in the year two thousand and two.’’, the following numeral five dot one dot three is added: “Five dot one dot three. Statement Public Instrument. The statement public instrument required by numeral three dot one B dot six of Section V of the General Regulation number thirty was issued dated sixteenth of October in the year two thousand and two at the Notary of Mr. José Musalem Saffie.”. Two) In numeral two of the second article of the Statement, the text which says “Five dot two dot three: Bearer/To the order/ Nominative: To the order.” Is changed for the following text: “Five dot two dot three. To the bearer/ To the order / Nominative: To the bearer.”.

     THIRD: Absence of Other Amendments. All which has not been expressly modified by means of this instrument, the Statement that is modified by means of this act is maintained in force.

     RIGHT OF REPRESENTATION. The right of representation of Mr. NICOLÁS CIRILO IBAÑEZ SCOTT in order to represent Distribución y Servicio D&S S.A., as a General Manager, is set forth in the extraordinary session of the Board of Directors number ninety one, celebrated on the twentieth of June in the year nineteen hundred ninety four, while the right of representation of the same in order to represent D&S before all the processes, arrangements and procedures related to issuance of promissory notes that are part of this Prospectus, is set forth in the public instrument issued by the Notary of Santiago Mr. José Musalem Saffie dated thirteen of September in the year two thousand and two, which is not inserted since it is known by the Notary that authorizes it. As a supporting document and prior to its reading the party hereto signs it. A copy is provided. Confirmed as authentic. (Signed).

By Power of Attorney,
DISTRIBUCIÓN Y SERVICIO D&S S.A.
Nicolás Cirilo Ibañez Scott
National Identification Number:

AMENDMENT OF STATEMENT

     In Santiago, Chile, on the twenty fifth of October in the year two thousand and two, in my presence, JOSÉ MUSALEM SAFFIE, principal Public Notary, of the Forty Eighth Notary of Santiago, exercising profession in this city, Huérfanos Street number seven hundred seventy, third floor, appears Mr. NICOLÁS CIRILO IBAÑEZ SCOTT, Chilean, married, commercial engineer, whose national identification number is five million seven hundred thirty eight thousand one hundred and six dash six, as it will be authenticated, from DISTRIBUCIÓN Y SERVICIO D&S S.A., a corporation dedicated to the working of supermarkets, incorporated and duly established in accordance with the laws of the Republic of Chile, whose tax identification number is ninety six million four hundred thirty nine thousand dash two, their address for this purpose being Eduardo Frei Montalva Avenue number eight thousand three hundred and one, in the commune of Quilicura, in the city of Santiago, hereafter also called “D&S”, who states that:

     FIRST: Antecedents. One) On the thirteenth of September in the year two thousand and two, D&S made a request before the Superintendence of Securities and Insurance from the Republic of Chile, hereafter called “SVS”, for the registration of a trade bill line in the Registry of Securities of the SVS, for a total amount of up to two million one hundred and fifty thousand unidades de fomento for the whole aforesaid line, according to that which is set out in the seventeenth section of law eighteen thousand forty five, a law of securities market, hereafter also called the “Law”. For the purpose of the previous and in compliance with that which set forth in the law and in the fifth section of general regulations number thirty of the SVS, hereafter also called “NCG Thirty”, together with the aforesaid registration request made by D&S before the SVS, the following antecedents: a) prospectus of registration request for the trade bill line, prepared in compliance with that which set out in annex number one of the fifth section of NCG Thirty, hereafter also called the “Prospect”, which consists of specifications of the trade bill line whose registry in the SVS Registry of Securities has been requested, and, b) additional antecedents to the mentioned request, consist of: i) a fax of securities to be used, ii) copies of the minutes of D&S’ Board of Directors session where the specifications of the issuance were agreed and where furthermore representatives that consist of the same were authorized to issue and register securities, certified by the general manager; iii) a certificate issued by the corresponding printer where all security standards to be used in the preparation of securities that will be issued are indicated; and, iv) a certificate issued by each of the two risk rating agencies that rated the trade bill line. Two) On the fourth of October in the year two thousand and two, the SVS promulgated the general regulation number one hundred and forty seven, hereafter also called the NCG One Hundred and Forty Seven, which amended the fifth section of the NCG Thirty in the points with the scope that consist of NCG One Hundred and Forty Seven. Three) On the occasion of the promulgation of NCG One Hundred and Forty Seven, on the sixteenth of October in the year two thousand and two, at this same notary, Mr. Nicolás Ibañez Scott, as General Manager for D&S, issued a public instrument of statement of consent with numeral three dot one B dot six of the NCG Thirty, where the features and specifications of the issuance of the line are specified. The mentioned statement public instrument was amended by means of public instruments dated twenty fifth of October in the year two thousand and two, both of them issued at the Notary of Santiago of Mr. José Musalem Saffie. The public instrument of statement together with its amendments hereafter will also be called the “Statement”. Four) Line Registration. On the fifteenth of November in the year two thousand and two, the SVS registered the line in the Registry of Securities of such entity under the number zero zero three, issuing the respective registration certificate with the same date.

     SECOND: Amendment of Statement. By means of this instrument, and as a result of the complementary actions and certain amendments made to the Prospectus, the numeral two of the second article of the Statement is amended in the following terms: One) The text that says: “Five dot one dot three. The public instrument of the statement required by numeral three dot one B dot six in sections V of the General Regulation number thirty was issued dated sixteenth of October in the year two thousand and two and amended by means of public instruments issued dated twenty fifth of October in the year two thousand and two and thirteenth of November in the year two thousand and two, respectively, all at the Notary of Mr. José Musalem Saffie.” Shall be replaced for the following text: “ Five dot one dot three. The public instrument of statement required by numeral three dot one B dot six of Section V of the General Regulation number thirty was issued dated sixteenth of October in the year two thousand and two and amended by means of public instruments issued dated twenty fifth of October in the year two thousand and two, thirteenth of November in the year two thousand and two and fifth of December in the year two thousand and two, respectively, all at the Notary of Mr. José Musalem Saffie.” Shall be replaced for the following text: “Five dot one dot three. The public instrument of statement required by numeral three dot one B dot six of Section V of the General Regulation number thirty was issued dated sixteenth of October in the year two thousand and two and amended by means of public instruments issued dated twenty fifth of October in the year two thousand and two, thirteenth of November in the year two thousand and two and fifth of December in the year two thousand and two, respectively, all at the Notary of Mr. José Musalem Saffie.” Two) The text that says: “Five dot two dot one dot two. Maturity date of line: ten years.”, is replaced by the following text: “Five dot two dot one dot two. Maturity date of line: ten years as of the fifteenth of November in the year two thousand and two.”; Three) The text that says: “Five dot three dot one: Amount of Issuance to Place: to be defined.”, shall be replaced for the following text: “Five dot three dot one: Amount of Issuance to Place: thirty six thousand twenty five million pesos (approximately two million one hundred and fifty thousand unidades de fomento (UFs),: Four) The text that says: “Five dot three dot two: Series: To be defined.” Shall be replaced by the following text: “Five dot three dot two: Series: Three series: Series One, Two and Three.”; Five) the text that says “Five dot three dot four: Number of Negotiable instruments: To be defined.”, shall be replaced by the following text: “Five dot three dot four: Number of negotiable instruments: one thousand nine hundred twenty four promissory notes.” ; Six) The text that says: “Five dot three dot five : To be defined.” Shall be replaced for the following text: “Five dot three dot five. Cuts: Each of the series will have cuts of one million pesos, fifty million pesos, ten million pesos, five million pesos and one million pesos.” Seven) The text that says: “Five dot three dot six: Maturity date: To be defined.” Shall be replaced for the following: “Five dot three dot six: Maturity date: Series One expires the eighteenth of November in the year two thousand three (eleven coma five months as of the date of issuance). Series Two expires the seventeenth of December in the year two thousand and three (twelve coma four months as of the date of issuance). Series three expires the sixteenth of March in the year two thousand four (fifteen coma four months as of the date of issuance).”; and Eight) the text that says: “Five dot three dot eight: Interest rate: To be defined.”, shall be replaced for the following text: “Five dot three dot eight: interest rate: The interest rate is simple. For series One and Two, the interest rate corresponds to a zero coma forty percent nominal monthly, and for Series three, the interest rate corresponds to zero coma forty two percent nominal monthly.”.

     THIRD: Absence of Other Amendments. All which has not been expressly modified by means of this instrument, the Statement that is modified by means of this act is maintained in force. RIGHT OF REPRESENTATION. The right of representation of Mr. Nicolás Cirilo Ibañez Scott in order to represent Distribución y Senicio D&S S.A., as a General Manager, is set forth in the extraordinary session of the Board of Directors number ninety one, celebrated on the twentieth of June in the year nineteen hundred ninety four, while the right of representation of the same in order to represent D&S before all the processes, arrangements and procedures related to issuance of promissory notes that are part of this Prospectus, is set forth in the public instrument issued by the Notary of Santiago Mr. José Musalem Saffe dated thirteen of September in the year two thousand and two, which is not inserted since it is known by the Notary that authorizes it. As a supporting document and prior to its reading the party hereto signs it. A copy is provided. Confirmed as authentic.

By Power of Attorney,
DISTRIBUCIÓN Y SERVICIO D&S S.A.
Nicolás Cirilo Ibañez Scott
National Identification Number:

AMENDMENT OF STATEMENT

     In Santiago, Chile, on the twelfth of November in the year two thousand and two, in my presence, JOSÉ MUSALEM SAFFIE, principal Public Notary, of the Forty Eighth Notary of Santiago, whose address is in this city, Huérfanos Street number seven hundred seventy, third floor, appears Mr. MIGUEL NUÑEZ SFEIR, Chilean, married, commercial engineer, whose national identification number is ten million eighty seven thousand seven hundred and sixty three dash five, representing, as it will be authenticated, DISTRUBUCIÓN Y SERVICIO D&S S.A., a corporation dedicated to the working of supermarkets, incorporated and duly established in accordance with the laws of the Republic of Chile, whose tax identification number is ninety six million four hundred thirty nine thousand dash two, their address for this purpose being Eduardo Frei Montalva Avenue number eight thousand three hundred and one, in the commune of Quilicura, in the city of Santiago, hereafter also called “D&S” or the “Company”, who states that:

     FIRST: Antecedents. One) On the thirteenth of September in the year two thousand and two, D&S made a request before the Superintendence of Securities and Insurance from the Republic of Chile, hereafter called “SVS”, for the registration of a trade bill line in the Registry of Securities of the SVS, for a total amount of up to two million one hundred and fifty thousand unidades de fomento for the whole aforesaid line, according to that which is set out in the seventeenth section of law eighteen thousand forty five, a law of securities market, hereafter also called the “Law”. For the purpose of the previous and in compliance with that which is set forth in the law and in the fifth section of general regulations number thirty of the SVS, hereafter also called “NCG Thirty”, together with the aforesaid registration request made by D&S before the SVS, the following antecedents: a) prospectus of registration request for the trade bill line, prepared in compliance with that which set out in annex number one of the fifth section of NCG Thirty, hereafter also called the “Prospect”, which consists of specifications of the trade bill line whose registry in the SVS Registry of Securities has been requested, and, b) additional antecedents to the mentioned request, consist of: i) a fax of securities to be used, ii) copies of the minutes of D&S’ Board of Directors session where the specifications of the issuance were agreed and where furthermore representatives that consist of the same were authorized to issue and register securities, certified by the general manager; iii) a certificate issued by the corresponding printer where all security standards to be used in the preparation of securities that will be issued are indicated; and, iv) a certificate issued by each of the two risk rating agencies that rated the trade bill line. Two) On the fourth of October in the year two thousand and two, the SVS promulgated the general regulation number one hundred and forty seven, hereafter also called the NCG One Hundred and Forty Seven, which amended the fifth section of the NCG Thirty in the points with the scope that consist of NCG One Hundred and Forty Seven. Three) On the occasion of the promulgation of NCG One Hundred and Forty Seven, on the sixteenth of October in the year two thousand and two, at this same notary, Mr. Nicolás Ibañez Scott, as General Manager for D&S, issued a public instrument of statement of consent with numeral three dot one B dot six of the NCG Thirty, where the features and specifications of the issuance of the trade bill by D&S as mentioned in numeral one of this article, are specified. The mentioned public instrument of statement was amended by means of public instrument dated twenty fifth of October in the year two thousand and two, both of them issued at the Notary of Santiago of Mr. José Musalem Saffie. The public instrument of statement together with its amendments hereafter will also be called the “Statement”.

     SECOND: Amendment of Statement. By means of this instrument, and as a result of the complementary actions and certain amendments made to the Prospectus, the statement is amended in the following terms: One) Numeral two of the second article of the Statement, the text that says

“Five dot one dot two: Date: The registration of the trade bill line and the issuance of the negotiable instrument with charges to the same was authorized by means of an agreement by the Board of Directors of the Company, adopted at session number two hundred and three dated twenty seventh of August in the year two thousand and two.”, shall be replaced for the following text: “Five dot one dot two: Date: The registration of the trade bill line and the issuance of the negotiable instruments with charges to the same was authorized by means of an agreement by the Company’s Board of Directors adopted during session number two hundred and three dated twenty seventh of August in the year two thousand and two, registered by means of an agreement of the Company’s Board of Directors, adopted in session number two hundred and six dated thirteenth of November in the year two thousand and two.”, and Two) Numeral two of second article of Statement, the text that says “Five dot one dot three. Public instrument of statement. The public instrument of statement required by numeral three dot one B dot six in sections V of the General Regulation number thirty was issued dated sixteenth of October in the year two thousand and two at the Notary of Santiago of Mr. José Musalem Saffie.” Shall be replaced for “Five dot one dot three: Public instrument of statement. The public instrument of statement required by numeral three dot one B dot six of section V of the General Regulation number thirty was issued dated sixteenth of October in the year two thousand and two and amended by means of public instruments issued dated twenty fifth of October in the year two thousand and two and thirteenth of November in the year two thousand and two, all at the Notary of Mr. José Musalem Saffie.”.

     THIRD: Absence of Other Amendments. All which has not been expressly modified by means of this instrument, the Statement that is modified by means of this act is maintained in force. RIGHT OF REPRESENTATION. The right of representation of Mr. MIGUEL NUÑEZ SFEIR in order to represent Distribución y Servicio D&S S.A., before all the processes, arrangements and procedures related to issuance of promissory notes that are part of this Prospectus, is set forth in the public instrument issued by the Notary of Santiago Mr. José Musalem Saffie dated thirteen of September in the year two thousand and two, which is not inserted since it is known by the Notary that authorizes it. As a supporting document and prior to its reading the party hereto signs it. A copy is provided. Confirmed as authentic.

By Power of Attorney,
DISTRIBUCIÓN Y SERVICIO D&S S.A.
Miguel Nuñez Sfeir
National Identification Number: